EXHIBIT 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

        In connection with the Quarterly Report on Form 10-Q of Beacon Roofing Supply, Inc. (the "Company") for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robert R. Buck, as President & Chief Executive Officer of the Company, and David R. Grace, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2010	/s/ ROBERT R. BUCK
Robert R. Buck Chairman and Chief Executive Officer

/s/ DAVID R. GRACE
David R. Grace Senior Vice President & Chief Financial Officer

        This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.